Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated Feb 23, 2015, relating to the financial statements and financial highlights which appears in the December 31, 2014, Annual Report to Shareholders of the Oberweis Emerging Growth Fund, Oberweis Micro-Cap Fund, Oberweis Small-Cap Opportunities Fund, Oberweis China Opportunities Fund, Oberweis International Opportunities Fund, Oberweis Asia Opportunities Fund, and Oberweis International Opportunities Institutional Fund (seven funds constituting The Oberweis Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “General Information,” and “Independent Registered Public Accounting Firm” in such Registration Statement.

April 29, 2015

PricewaterhouseCoopers LLP, One North Wacker, Chicago, IL 60606

T:(312) 298 2000 , F:(312) 298 2001, www.pwc.com/us